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                                                                     Exhibit 3.2

                                 AMENDED AND RESTATED
                                       BY-LAWS

                                          OF

                          INVESTMENT TECHNOLOGY GROUP, INC.

                               (a Delaware corporation)

                             ---------------------------

                                      ARTICLE I


                               Offices and Fiscal Year

          SECTION 1.01. REGISTERED OFFICE. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the board of directors in office, and a statement of such change is filed in the manner provided by statute.

          SECTION 1.02. OTHER OFFICES. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

          SECTION 1.03. FISCAL YEAR. The fiscal year of the corporation shall end on the 31st of December in each year.


                                      ARTICLE II

                               Meetings of Stockholders

          SECTION 2.01. PLACE AND TIME. Subject to the laws governing the corporation, meetings of stockholders of the corporation shall be held at the registered office of the corporation or at such other place within or without the State of Delaware and at such time as the Chairman of the board of directors or the President of the corporation may determine from time to time or as the Secretary of the corporation may determine within 10 calendar days after receipt of the written request of a majority of the directors, acting in accordance with such request. Written notice of the place, date

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and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

          SECTION 2.02. SPECIAL MEETINGS. Special meetings of the stockholders of the corporation may be called only by the secretary of the corporation at the request of (i) a majority of the total number of directors which the corporation at the time would have if there were no vacancies or (ii) any person authorized by the board of directors (through a vote of a majority of the total number of directors which the corporation at the time would have if there were no vacancies). Notwithstanding the foregoing, stockholders shall have no right to call a special meeting of stockholders.

          SECTION 2.03. QUORUM, MANNER OF ACTING AND ADJOURNMENT. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

          SECTION 2.04. ORGANIZATION. At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman, if one has been appointed, the president, the executive or senior vice presidents in their order of rank and seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.

          SECTION 2.05. VOTING. Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy

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provides for a longer period.  Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the secretary of the corporation; provided, however, the foregoing clause shall not preclude the giving of proxies by electronic, telephonic or other means so long as such procedure is expressly approved by the corporation's board of directors and is permitted by law. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation.

          SECTION 2.06.  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

          (A)   ANNUAL MEETING OF STOCKHOLDERS.

          (1) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the board of directors pursuant to a resolution adopted by a majority of the total number of directors which the corporation at the time would have if there were no vacancies or (b) by any stockholder of the corporation who is entitled to vote at the meeting with respect to the election of directors or the business to be proposed by such stockholder, as the case may be, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 2.06 and who is a stockholder of record at the time such notice is delivered to the secretary of the corporation as provided below.

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph (A) (1) of this Section 2.06, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law (the "DGCL"). To be timely, a stockholder's notice shall be delivered to the secretary of the corporation at the principal executive office of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting (or action taken by consent in lieu of annual meeting); PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than either the close of business on (a) the 10th day following the day on which notice of the date of such meeting was mailed or (b) the 10th day following the day on which public announcement of the date of such meeting is first made, whichever first occurs in (a) or (b). Such stockholder's notice shall set forth (x) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (z) as to the


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stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3)   Notwithstanding anything in the second sentence of paragraph
(A) (2) of this Section 2.06 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by paragraph (A) (2) of this Section 2.06 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

          (B) SPECIAL MEETING OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting and in accordance with these By-laws. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.06, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.06. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 2.06 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholders notice as described above.

          (C)   GENERAL.

          (1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.06 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.06.

          (2) Except as otherwise provided by law, the Certificate of Incorporation or this Section 2.06, the chairman of the meeting shall have the power and duty to determine whether a


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nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.06 and, if any proposed nomination or business is not in compliance with this Section 2.06, to declare that such defective nomination or proposal shall be disregarded.

          (3) For purposes of this Section 2.06, "public announcement" shall mean disclosure on a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

          (4) Notwithstanding the foregoing provisions of this Section 2.06, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.06. Nothing in this Section 2.06 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy materials with respect to a meeting of stockholders pursuant to Rule 14a-8 under Exchange Act or (ii) of the holders of any series of Preferred Stock or any other series or class of stock (excluding Common Stock) as set forth in the Certificate of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the corporation.

          SECTION 2.07. PROCEDURE FOR ELECTION OF DIRECTORS; REQUIRED VOTE. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, election of directors at all meetings of the stockholders at which directors are to be elected shall be by a plurality of the votes cast. Except as otherwise provided by law, the Certificate of Incorporation, or these By-Laws, in all matters other than the election of directors, the affirmative vote of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

          SECTION 2.08. NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock (excluding Common Stock) set forth in the Certificate of Incorporation to elect additional directors under specified circumstances or to consent to specific actions taken by the corporation, any action required or permitted to be taken by the stockholders of the corporation must be taken at an annual or special meeting of the stockholders and may not be taken by any consent in writing by stockholders of the corporation.

          SECTION 2.09. VOTING LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall


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also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 2.10. JUDGES OF ELECTION. All elections of directors may be, but need not be, by written ballot, unless otherwise provided in the certificate of incorporation; the vote upon any other matter need not be by ballot. In advance of any meeting of stockholders, the board of directors may appoint judges of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and upon the demand of any stockholder or his proxy at the meeting and before voting begins shall, appoint judges of election. The number of judges shall be either one or three, as determined, in the case of judges appointed upon demand of a stockholder, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

          If judges of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

          On request of the chairman of the meeting or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.


                                     ARTICLE III

                                  Board of Directors

          SECTION 3.01. POWERS. The board of directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute, the certificate of incorporation or these by-laws, are hereby granted to and vested in the board of directors.

          SECTION 3.02. NUMBER AND TERM OF OFFICE. The board of directors shall consist of such number of directors, not less than 5 nor more than 17, as may be determined from time to time by (i) a resolution adopted by a majority of the total number of directors which the corporation at the time would have if there were no vacancies or (ii) the affirmative vote of the holders of shares representing at least 66 2/3% of the voting power of the then outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. The directors shall be elected at


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each annual meeting of stockholders of the corporation and shall hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election, and until their successors are elected and qualified. All directors of the corporation shall be natural persons, but need not be residents of Delaware or stockholders of the corporation.

          SECTION 3.03. VACANCIES. Vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or stockholders of the corporation at any annual meeting, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

          SECTION 3.04. RESIGNATIONS. Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.05. ORGANIZATION. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the executive or senior vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

          SECTION 3.06. PLACE OF MEETING. The board of directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

          SECTION 3.07. ORGANIZATION MEETING. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

          SECTION 3.08. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and place as shall be designated from time to time by resolution of


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the board of directors.  If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting. Any notice by telephone shall be deemed effective if a message regarding the substance of the notice is given on a director's behalf to the director's secretary or assistant or to a member of the director's family.

          SECTION 3.09. SPECIAL MEETINGS. Special meetings of the board of directors shall be held whenever called by the Chairman or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone or facsimile) or 48 hours (in the case of notice by telegram or overnight delivery) or three days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.

          SECTION 3.10. QUORUM, MANNER OF ACTING AND ADJOURNMENT. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

          SECTION 3.11. EXECUTIVE AND OTHER COMMITTEES. The board of directors may, by resolution adopted by a majority of the whole board, designate an executive committee and one or more other committees, each committee to consist of one or more directors and to have such authority as may be specified by the board of directors, subject to the DGCL. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member, and the alternate or alternates, if any, designated for such member, of any committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any such committee shall be governed by the procedural provisions of these By-laws that govern the operation of the full board of directors, including with respect to notice and quorum, except to the extent specified otherwise by the board of directors.

          SECTION 3.12. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board


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                                         -9-


of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                      ARTICLE IV

                             Notice - Waivers - Meetings

          SECTION 4.01. NOTICE, WHAT CONSTITUTES. Whenever, under the provisions of the statutes of Delaware or the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 3.08 hereof.

          SECTION 4.02. WAIVERS OF NOTICE. Whenever any written notice is required to be given under the provisions of the certificate of incorporation, these by-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.

          Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          SECTION 4.03. CONFERENCE TELEPHONE MEETINGS. One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

          SECTION 4.04. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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                                      ARTICLE V

                                       Officers

          SECTION 5.01. NUMBER, QUALIFICATIONS AND DESIGNATION. The officers of the corporation shall be chosen by the board of directors and shall be a president, one or more managing directors, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. One person may hold more than one office. Officers may be, but need not be, directors or stockholders of the corporation. The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation.

          SECTION 5.02. ELECTION AND TERM OF OFFICE. The officers of the corporation, except those elected by delegated authority pursuant to Section
5.03 of this Article, shall be elected annually by the board of directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation, or removal. Any officer may resign at any time upon written notice to the corporation.

          SECTION 5.03. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

          SECTION 5.04. THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board or, in his absence, the vice chairman of the board shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be assigned to them by the board of directors.

          SECTION 5.05. THE PRESIDENT. The president shall be the chief executive officer of the corporation and shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors. In the absence of the chairman of the board and the vice chairman of the board, the president shall preside at all meetings of the stockholders and of the board of directors. He shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these by-laws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president, and such other duties as from time to time may be assigned to him by the board of directors.


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                                         -11-


          SECTION 5.06. THE MANAGING DIRECTORS. The managing directors, subject to the direction of the board of directors and reporting to the chairman of the board and the president, shall assist in the general charge of the business of the corporation and general supervision of its officers and agents. In the absence of the chairman of the board, the vice chairman of the board and the president, at the direction of the board of directors, a managing director may preside at all meetings of the stockholders and of the board of directors. At the direction of the board of directors, the chairman of the board or the president, a managing director may sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these by-laws, to some other officer or agent of the corporation; and, in general, shall perform such other duties as from time to time may be assigned to him by the board of directors, the chairman of the board or the president. In the absence or disability of the president, the managing directors, in order of rank as fixed by the board of directors, shall perform all duties of the president, and when so acting, shall have all of the powers of and be subject to all of the restrictions upon the president.

          SECTION 5.07. THE VICE PRESIDENTS. The board of directors may appoint one or more executive vice presidents, one or more senior vice presidents and such other vice presidents as the board shall deem proper. Executive vice presidents and senior vice presidents shall have such other powers and perform such duties as from time to time may be prescribed for them respectively by the board of directors or the president. All other vice presidents shall have only those duties and powers expressly and specifically authorized by resolution of the board of directors, and, absent such authorization, no such vice presidents shall have the power to bind the corporation to any obligation, contractual or otherwise, whether or not in writing.

          SECTION 5.08. THE SECRETARY. The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him by the board of directors or the president.

          SECTION 5.09. THE TREASURER. The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his credit as treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; deposit all funds in his custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, render an account showing his transactions as treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him by the board of directors or the president.

          SECTION 5.10. OFFICERS' BONDS. No officer of the corporation need provide a bond to guarantee the faithful discharge of his duties unless the board of directors shall by resolution so require a bond, in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office.

          SECTION 5.11. SALARIES. The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors except to the extent that the board of directors shall have delegated power to officers of the corporation to fix, from time to time, the salaries of such officers' assistant or subordinate officers.


                                      ARTICLE VI

                        Certificates of Stock, Transfer, Etc.

          SECTION 6.01. ISSUANCE. Each stockholder shall be entitled to a certificate or certificates for shares of stock of the corporation owned by him upon his request therefor. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. They shall be signed by the Chairman of the board or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer. It shall not be necessary for such certificates to bear the corporate seal, unless required by law. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

          SECTION 6.02. TRANSFER. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code--Investment Securities.

          SECTION 6.03. STOCK CERTIFICATES. Stock certificates of the corporation shall be in such form as provided by statute and approved by the board of directors. The stock record books and the blank stock certificates books shall be kept by the secretary or by any agency designated by the board of directors for that purpose.

          SECTION 6.04. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.

When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          SECTION 6.05. RECORD HOLDER OF SHARES. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

          SECTION 6.06. DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

          If no record date is fixed:

          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjournment meeting.


                                     ARTICLE VII

                                  General Provisions

          SECTION 7.01. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          SECTION 7.02. ANNUAL STATEMENTS. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

          SECTION 7.03. CONTRACTS. Except as otherwise provided in these by-laws, the board of directors may authorize any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances.

          SECTION 7.04. CHECKS. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

          SECTION 7.05. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          SECTION 7.06. DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

          SECTION 7.07. CORPORATE RECORDS. Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corpora-tion, other than its ledger or list of stockholders, the stockholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such document; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this section respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

          SECTION 7.08. AMENDMENT OF BY-LAWS. These By-laws may be amended, added to, rescinded or repealed at any meeting of the board of directors or of the stockholders, PROVIDED THAT notice of the proposed change was given in the notice of the meeting and, in the case of the board of directors, in a notice given no less than twenty-four hours prior to the meeting; PROVIDED, HOWEVER, that in the case of amendments by stockholders, notwithstanding any other provisions of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock or any other series or class of stock set forth in the Certificate of Incorporation which is required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of shares representing at least 66 2/3% of the voting power of the then outstanding stock of the corporation entitled to vote generally in the election of directors, present or represented by proxy, voting together as a single class, shall be required to alter, amend or repeal Sections 2.02, 2.06, 2.08, 3.02, 3.03 or this
Section 7.08 of these By-laws.